EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Gold Standard Ventures Corp. of our report dated March 27, 2018, relating to the consolidated financial statements of Gold Standard Ventures Corp., for the years ended December 31, 2017 and 2016 which appears in the Form 40-F of Gold Standard Ventures Corp. dated March 29, 2018.
/s/ "DAVIDSON & COMPANY LLP"
Vancouver, Canada	Chartered Professional Accountants

June 8, 2018